Exhibit 4.22

SIXTEENTH SUPPLEMENTAL INDENTURE

THIS SIXTEENTH SUPPLEMENTAL INDENTURE (the “Sixteenth Supplemental Indenture”), dated as of March 11, 2016, among GearCo LLC, GFSI Holdings LLC, GFSI LLC, CC Products LLC and Event 1 LLC (together, the “Guaranteeing Subsidiaries”), as subsidiaries of Hanesbrands Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Branch Banking and Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture, dated as of August 1, 2008 (the “Base Indenture”), among Hanesbrands Inc. (the “Company”), the Subsidiary Guarantors party thereto and the Trustee, as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 9, 2010 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, as further supplemented by the Sixth Supplemental Indenture, dated as of July 1, 2013 (the “Sixth Supplemental Indenture”), as further amended and supplemented by the Eighth Supplemental indenture, dated as of September 11, 2013 (the “Eighth Supplemental Indenture”), as further amended and supplemented by the Tenth Supplemental Indenture, dated as of October 8, 2013 (the “Tenth Supplemental Indenture”), as further amended and supplemented by the Twelfth Supplemental Indenture, dated as of November 4, 2013 (the “Twelfth Supplemental Indenture”), as further amended and supplemented by the Thirteenth Supplemental Indenture, dated as of December 16, 2013 (the “Thirteenth Supplemental Indenture”), as further amended and supplemented by the Fourteenth Supplemental Indenture, dated as of April 6, 2015 (the “Fourteenth Supplemental Indenture”). as further amended and supplemented by the Fifteenth Supplemental Indenture, dated as of January 8, 2016 (the “Fifteenth Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the Supplemental Indenture, the Sixth Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture is referred to herein as the “Indenture”) providing for the issuance of the Company’s 6.375% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Supplemental Indenture, the Trustee is authorized to execute and deliver this Sixteenth Supplemental Indenture.

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NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 of the Supplemental Indenture.

4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. Governing Law. THIS SIXTEENTH SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

6. Counterparts. The parties may sign any number of copies of this Sixteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GEARCO LLC
GFSI HOLDINGS LLC
GFSI LLC
CC PRODUCTS LLC
EVENT 1 LLC

By:	/s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

HANESBRANDS INC.

By:	/s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

Signature Page to Sixteenth Supplemental Indenture

On behalf of each of the Guarantors listed below:

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DIRECT, LLC
HANESBRANDS DISTRIBUTION, INC.
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
PLAYTEX DORADO, LLC
PLAYTEX INDUSTRIES, INC.
SEAMLESS TEXTILES, LLC
UPCR, INC.
UPEL, INC.
HANESBRANDS EXPORT CANADA LLC
MAIDENFORM INTERNATIONAL LLC
MAIDENFORM (BANGLADESH) LLC
MAIDENFORM (INDONESIA) LLC
MAIDENFORM BRANDS LLC
MAIDENFORM LLC
MF RETAIL LLC
KNIGHTS HOLDCO LLC
KNIGHTS APPAREL LLC

By:	/s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

Signature Page to Sixteenth Supplemental Indenture

BRANCH BANKING AND TRUST COMPANY
as Trustee

By:	/s/ Gregory Yanok
Name: Gregory Yanok
Title: Vice President

Signature Page to Sixteenth Supplemental Indenture